Exhibit 99.1

Company / Investor Contact: Tom Wirth EVP & CFO 610-832-7434 tom.wirth@bdnreit.com

Brandywine Realty Trust Announces First Quarter Results

And Narrows 2019 Guidance

Philadelphia, PA, April 24, 2019 — Brandywine Realty Trust (NYSE:BDN) today reported its financial and operating results for the three months ended March 31, 2019.

Management Comments

“Our 2019 business plan is off to an excellent start,” stated Gerard H. Sweeney, President and Chief Executive Officer for Brandywine Realty Trust. “From an operating perspective, we are now 92% complete on our 2019 speculative revenue target and have experienced positive mark-to-market rent growth on both a cash and accrual basis. Based on our current leasing activity, for the second consecutive quarter, we are increasing our speculative revenue target by $0.5 million to $32.0 million.  In addition to our positive operating results, we continue to increase our presence in Austin through our development pipeline.  We commenced operations of Four Points 3 which is a fully-leased 165,000 square foot building located in Northwest Austin.  We are also excited to have commenced our 204,000 square foot development located at 405 Colorado in Austin’s CBD and we signed a lease with our anchor tenant who will occupy 35% of the building.  After a productive first quarter, we are narrowing our current 2019 guidance range from $1.37-$1.47 to $1.39-$1.45.”

First Quarter 2019 Highlights

Financial Results

▪	Net income allocated to common shareholders; $3.9 million, or $0.02 per diluted share.
▪	Funds from Operations (FFO); $60.1 million, or $0.34 per diluted share.

Portfolio Results

▪	Core portfolio was 92.1% occupied and 95.2% leased.
▪	New and renewal leases signed: 930,000 square feet.
▪	Tenant retention ratio: 66%.
▪	Rental rate mark-to-market increased 14.6% on an accrual basis and increased 3.7% on a cash basis.
▪	Same store net operating income: (0.1%) on an accrual basis and 4.0% on a cash basis.

2019 Business Plan Revisions

▪	Speculative Revenue: An increase from $31.5 million to $32.0 million, 92% achieved.
▪	Renewal Rate MTM: Increase range from 8-10% to 9-11% on an accrual basis.
▪	Tenant Retention: Increase from 57% to 61%.

2929 Walnut Street, Suite 1700, Philadelphia, PA 19104 Phone: (610) 325-5600 • Fax: (610) 325-5622

Recent Transaction Activity

Joint Venture Activity

▪

Our northern Virginia joint venture in which we own a 15% equity interest, completed two portfolio mortgages with $207.3 million of initial borrowings.  The first portfolio mortgage totaled $113.1 million and closed on March 29, 2019 and the second portfolio mortgage totaled $94.2 million and closed on April 11, 2019.  After closing costs, we received net proceeds totaling $30.5 million in April 2019.

Development

▪

As previously announced, we have commenced the development of 405 Colorado located in the Austin, Texas CBD.  The project is comprised of a 204,000 square foot office building above a structured parking garage containing 520 parking spaces.  We have signed a lease with an anchor tenant that will occupy approximately 35% of the project and total estimated cost to develop is $114.0 million.  We currently intend to fund the project with cash-on-hand and our unsecured line of credit.

2019 Finance / Capital Markets Activity

▪	We have $160.5 million outstanding on our $600.0 million unsecured revolving credit facility as of March 31, 2019.
▪	We have $14.4 million of cash and cash equivalents on-hand as of March 31, 2019.

Results for the Three Months Ended March 31, 2019

Net income allocated to common shares totaled $3.9 million, or $0.02 per diluted share, in the first quarter of 2019 compared to a net income allocated to common shares of $44.2 million, or $0.25 per diluted share in the first quarter of 2018.  First quarter of 2018 results include gains on property sales totaling $37.3 million, or $0.21 per diluted share.

FFO available to common shares and units in the first quarter of 2019 totaled $60.1 million, or $0.34 per diluted share, versus $57.3 million or $0.32 per diluted share in the first quarter of 2018.  Our first quarter 2019 payout ratio ($0.19 common share distribution / $0.34 FFO per diluted share) was 55.9%.

Operating and Leasing Activity

In the first quarter of 2019, our Net Operating Income (NOI) excluding termination revenues and other income items decreased (0.1%) on an accrual basis and increased 4.0% on a cash basis for our 74 same store properties, which were 92.2% and 92.8% occupied on March 31, 2019 and March 31, 2018, respectively.

We leased approximately 930,000 square feet and commenced occupancy on 817,000 square feet during the first quarter of 2019.  The first quarter occupancy activity includes 412,000 square feet of renewals, 233,000 square feet of new leases and 172,000 square feet of tenant expansions.  We executed on an additional 509,000 square feet of new leases scheduled to commence subsequent to March 31, 2019.

We achieved a 66% tenant retention ratio in our core portfolio with net negative absorption of 66,000 square feet during the first quarter of 2019.  First quarter rental rate growth increased 14.6% as our renewal rental rates increased 14.9% and our new lease/expansion rental rates increased 13.6%, all on an accrual basis.

At March 31, 2019, our core portfolio of 92 properties comprising 16.4 million square feet was 92.1% occupied and we are now 95.2% leased (reflecting new leases commencing after March 31, 2019).

Distributions

On February 21, 2019, our Board of Trustees declared a quarterly cash dividend of $0.19 per common share and OP Unit that was paid on April 18, 2019 to holders of record on April 4, 2019.

2019 Earnings and FFO Guidance

Based on current plans and assumptions and subject to the risks and uncertainties more fully described in our Securities and Exchange Commission filings, we are adjusting our 2019 net income guidance of $0.29 - $0.39 to $0.18 - $0.24 per diluted share and 2019 FFO guidance of $1.37 - $1.47 to $1.39 - $1.45 per diluted share.  This guidance is provided for informational purposes and is subject to change.  The following is a reconciliation of the calculation of 2019 FFO and earnings per diluted share:

Guidance for 2019		Range

Earnings per diluted share allocated to common shareholders	$0.18	to	$0.24
Plus: real estate depreciation, amortization	1.21		1.21

FFO per diluted share	$1.39	to	$1.45

Our 2019 FFO key assumptions to include:

▪	Core Occupancy improving to a range of 94-95% by year-end 2019 and 95-96% leased;
▪	9-11% increase in overall lease rates on an accrual basis;
▪	2-4% increase in overall lease rates on a cash basis;
▪	0-2% increase in 2019 same store accrual-based NOI;
▪	1-3% increase in 2019 same store cash NOI;
▪	Speculative Revenue Target: $32.0 million, 92% achieved;
▪	Change in Lease Accounting Treatment: $7.9 million decrease to earnings, or $0.04 per diluted share;
▪	Tenant Retention Rate: 61%;
▪	$0.19 per share quarterly dividend;
▪	Acquisition Activity: none
▪	Sales Activity: none
▪	One Development Start: 405 Colorado, Austin, Texas
▪	Annual earnings and FFO per diluted share based on 178.4 million fully diluted weighted average common shares.

About Brandywine Realty Trust

Brandywine Realty Trust (NYSE: BDN) is one of the largest, publicly traded, full-service, integrated real estate companies in the United States with a core focus in the Philadelphia, Washington, D.C., and Austin markets.  Organized as a real estate investment trust (REIT), we own, develop, lease and manage an urban, town center and transit-oriented portfolio comprising 180 properties and 24.9 million square feet as of March 31, 2019, which excludes assets held for sale.  Our purpose is to shape, connect and inspire the world around us through our expertise, the relationships we foster, the communities in which we live and work, and the history we build together.  For more information, please visit www.brandywinerealty.com.

Conference Call and Audio Webcast

BDN management will discuss 2019 financial results and earnings guidance for fiscal 2019 on Thursday, April 25, 2019 at 9:00 a.m. Eastern Time.  The conference call can be accessed by dialing 1-833-818-6810 and providing conference ID: 3887879.  Beginning two hours after the conference call, a taped replay of the call can be accessed through Friday, May 10, 2019, by calling 1-855-859-2056 and entering access code 3887879.  The conference call can also be accessed via a webcast on our website at www.brandywinerealty.com.

Looking Ahead – Second Quarter 2019 Conference Call

We anticipate we will release our second quarter 2019 earnings on Monday, July 22, 2019, after the market close and will host our second quarter 2019 conference call on Tuesday, July 23, 2019 at 9:00 a.m. Eastern Time.  We expect to issue a press release in advance of these events to reconfirm the dates and times and provide all related information.

Forward-Looking Statements

Estimates of future earnings per share, FFO per share, common share dividend distributions and certain other statements in this release constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance, achievements or transactions to be materially different from any future results, performance, achievements or transactions expressed or implied by such forward-looking statements.  Such risks, uncertainties and other factors relate to, among others: our ability to lease vacant space and to renew or relet space under expiring leases at expected levels; competition with other real estate companies for tenants; the potential loss or bankruptcy of major tenants; interest rate levels; the availability of debt, equity or other financing; risks of acquisitions, dispositions and developments, including the cost of construction delays and cost overruns; unanticipated operating and capital costs; our ability to obtain adequate insurance, including coverage for terrorist acts; dependence upon certain geographic markets; and general and local economic and real estate conditions, including the extent and duration of adverse changes that affect the industries in which our tenants operate. The declaration and payment of future dividends (both timing and amount) is subject to the determination of our Board of Trustees, in its sole discretion, after considering various factors, including the Company's financial condition, historical and forecast operating results, and available cash flow, as well as any applicable laws and contractual covenants and any other relevant factors. The Company's practice regarding payment of dividends may be modified at any time and from time to time.  Additional information on factors which could impact us and the forward-looking statements contained herein are included in our filings with the Securities and Exchange Commission, including our Form 10-K for the year ended December 31, 2018. We assume no obligation to update or supplement forward-looking statements that become untrue because of subsequent events except as required by law.

Non-GAAP Supplemental Financial Measures

We compute our financial results in accordance with generally accepted accounting principles (GAAP).  Although FFO and NOI are non-GAAP financial measures, we believe that FFO and NOI calculations are helpful to shareholders and potential investors and are widely recognized measures of real estate investment trust performance.  At the end of this press release, we have provided a reconciliation of the non-GAAP financial measures to the most directly comparable GAAP measure.

Funds from Operations (FFO)

We compute FFO in accordance with standards established by the National Association of Real Estate Investment Trusts (NAREIT), which may not be comparable to FFO reported by other REITs that do not compute FFO in accordance with the NAREIT definition, or that interpret the NAREIT definition differently than us.  NAREIT defines FFO as net income (loss) before non-controlling interests and excluding gains (losses) on sales of depreciable operating property, impairment losses on depreciable consolidated real estate, impairment losses on investments in unconsolidated real estate ventures and extraordinary items (computed in accordance with GAAP); plus real estate related depreciation and amortization (excluding amortization of deferred financing costs), and after similar adjustments for unconsolidated joint ventures.  Net income, the GAAP measure that we believe to be most directly comparable to FFO, includes depreciation and amortization expenses, gains or losses on property sales, extraordinary items and non-controlling interests.  To facilitate a clear understanding of our historical operating results, FFO should be examined in conjunction with net income (determined in accordance with GAAP) as presented in the financial statements included elsewhere in this release.  FFO does not represent cash flow from operating activities (determined in accordance with GAAP) and should not be considered to be an alternative to net income (loss) (determined in accordance with GAAP) as an indication of our financial performance or to be an alternative to cash flow from operating activities (determined in accordance with GAAP) as a measure of our liquidity, nor is it indicative of funds available for our cash needs, including our ability to make cash distributions to shareholders.

Net Operating Income (NOI)

NOI is a financial measure equal to net income available to common shareholders, the most directly comparable GAAP financial measure, plus corporate general and administrative expense, depreciation and amortization, interest expense, non-controlling interest in the Operating Partnership and losses from early extinguishment of debt, less interest income, development and management income, gains from property dispositions, gains on sale from discontinued operations, gains on early extinguishment of debt, income from discontinued operations, income from unconsolidated joint ventures and non-controlling interest in property partnerships. In some cases we also present NOI on a cash basis, which is NOI after eliminating the effects of straight-lining of rent and deferred market intangible amortization. NOI presented by us may not be comparable to NOI reported by other REITs that define NOI differently. NOI should not be considered an alternative to net income as an indication of our performance or to cash flows as a measure of the Company's liquidity or its ability to make distributions. We believe NOI is a useful measure for evaluating the operating performance of our properties, as it excludes certain components from net income available to common shareholders in order to provide results that are more closely related to a property's results of operations. NOI is used internally to evaluate the performance of our operating segments and to make decisions about resource allocations.  We concluded that NOI provides useful information to investors regarding our financial condition and results of operations, as it reflects only the income and expense items incurred at the property level, as well as the impact on operations from trends in occupancy rates, rental rates, operating costs and acquisition and development activity on an unlevered basis.

Core Portfolio

Our core portfolio is comprised of our wholly-owned properties, excluding any properties currently in development, re-development or re-entitlement.

BRANDYWINE REALTY TRUST

CONSOLIDATED BALANCE SHEETS

(in thousands)

	March 31,	December 31,
	2019	2018
ASSETS	(unaudited)
Real estate investments:
Operating properties	$4,015,879	$3,953,319
Right of use asset - operating leases	22,175	-
Accumulated depreciation	(891,125)	(865,462)
Operating real estate investments, net	3,146,929	3,087,857
Construction-in-progress	112,176	150,263
Land held for development	88,047	86,401
Prepaid leasehold interests in land held for development, net	39,897	39,999
Total real estate investments, net	3,387,049	3,364,520
Assets held for sale, net	7,345	11,599
Cash and cash equivalents	14,449	22,842
Accounts receivable, net of allowance of $284 and $1,653 as of March 31, 2019 and December 31, 2018, respectively	21,780	16,394
Accrued rent receivable, net of allowance of $11,018 and $11,266 as of March 31, 2019 and December 31, 2018, respectively	168,781	165,243
Investment in real estate ventures, at equity	161,568	169,100
Deferred costs, net	95,293	91,075
Intangible assets, net	119,903	131,348
Other assets	139,761	126,400
Total assets	$4,115,929	$4,098,521
LIABILITIES AND BENEFICIARIES' EQUITY
Mortgage notes payable, net	$319,132	$320,869
Unsecured credit facility	160,500	92,500
Unsecured term loan, net	248,168	248,042
Unsecured senior notes, net	1,366,997	1,366,635
Accounts payable and accrued expenses	112,375	125,696
Distributions payable	34,107	33,632
Deferred income, gains and rent	24,749	28,293
Acquired lease intangibles, net	29,813	31,783
Lease liability - operating leases	22,402	-
Other liabilities	16,194	18,498
Total liabilities	$2,334,437	$2,265,948

Brandywine Realty Trust's Equity:
Common Shares of Brandywine Realty Trust's beneficial interest, $0.01 par value; shares authorized 400,000,000; 176,001,580 and 176,873,324 issued and outstanding as of March 31, 2019 and December 31, 2018, respectively	1,761	1,770
Additional paid-in-capital	3,187,312	3,200,850
Deferred compensation payable in common shares	14,640	14,021
Common shares in grantor trust, 1,012,542 and 977,120 issued and outstanding as of March 31, 2019 and December 31, 2018, respectively	(14,640)	(14,021)
Cumulative earnings	795,186	796,513
Accumulated other comprehensive income	2,560	5,029
Cumulative distributions	(2,217,469)	(2,183,909)
Total Brandywine Realty Trust's equity	1,769,350	1,820,253
Noncontrolling interests	12,142	12,320
Total beneficiaries' equity	1,781,492	1,832,573
Total liabilities and beneficiaries' equity	$4,115,929	$4,098,521

BRANDYWINE REALTY TRUST

CONSOLIDATED STATEMENTS OF OPERATIONS

(unaudited, in thousands, except share and per share data)

	Three Months Ended March 31,
	2019	2018
Revenue
Rents	$138,098	$126,759
Third party management fees, labor reimbursement and leasing	3,955	7,674
Other	1,843	1,925
Total revenue	143,896	136,358
Operating expenses:
Property operating expenses	39,481	39,332
Real estate taxes	15,783	12,422
Third party management expenses	2,117	4,750
Depreciation and amortization	51,980	43,291
General and administrative expenses	9,844	8,723
Total operating expenses	119,205	108,518
Gain on sale of real estate
Net gain on sale of undepreciated real estate	1,001	22
Total gain on sale of real estate	1,001	22
Operating income	25,692	27,862
Other income (expense):
Interest income	525	703
Interest expense	(20,357)	(19,533)
Interest expense - amortization of deferred financing costs	(666)	(627)
Equity in loss of Real Estate Ventures	(1,358)	(825)
Net gain on real estate venture transactions	259	37,263
Net income before income taxes	4,095	44,843
Income tax provision	(29)	(138)
Net income	4,066	44,705
Net income attributable to noncontrolling interests	(57)	(376)
Net income attributable to Brandywine Realty Trust	4,009	44,329
Nonforfeitable dividends allocated to unvested restricted shareholders	(119)	(114)
Net income attributable to Common Shareholders of Brandywine Realty Trust	$3,890	$44,215

PER SHARE DATA
Basic income per Common Share	$0.02	$0.25
Basic weighted average shares outstanding	175,857,358	178,395,525

Diluted income per Common Share	$0.02	$0.25
Diluted weighted average shares outstanding	176,464,218	179,788,311

BRANDYWINE REALTY TRUST

FUNDS FROM OPERATIONS

(unaudited, in thousands, except share and per share data)

	Three Months Ended March 31,
	2019	2018
Reconciliation of Net Income to Funds from Operations:
Net income attributable to common shareholders	$3,890	$44,215
Add (deduct):
Net income attributable to noncontrolling interests - LP units	23	371
Nonforfeitable dividends allocated to unvested restricted shareholders	119	114
Net gain on real estate venture transactions	(259)	(37,263)
Depreciation and amortization:
Real property	36,142	34,608
Leasing costs including acquired intangibles	15,406	8,306
Company’s share of unconsolidated real estate ventures	5,041	7,164
Partners’ share of consolidated real estate ventures	(53)	(55)
Funds from operations	$60,309	$57,460
Funds from operations allocable to unvested restricted shareholders	(214)	(203)
Funds from operations available to common share and unit holders (FFO)	$60,095	$57,257

FFO per share - fully diluted	$0.34	$0.32

Weighted-average shares/units outstanding - fully diluted	177,447,089	181,268,110

Distributions paid per common share	$0.19	$0.18

FFO payout ratio (distributions paid per common share/FFO per diluted share)	55.9%	56.3%

BRANDYWINE REALTY TRUST

SAME STORE OPERATIONS – 1st QUARTER

(unaudited and in thousands)

Of the 96 properties owned by the Company as of March 31, 2019, a total of 74 properties ("Same Store Properties") containing an aggregate of 14.1 million net rentable square feet were owned for the entire three-month periods ended March 31, 2019 and 2018. As of March 31, 2019, 18 properties were recently completed/acquired, one property was in development and three properties were in redevelopment. Average occupancy for the Same Store Properties was 92.3% and 92.7% during the three-month periods ended March 31, 2019 and 2018, respectively. The following table sets forth revenue and expense information for the Same Store Properties:

	Three Months Ended March 31,
	2019	2018
Revenue
Rents	$112,709	$111,664
Other	373	305
Total revenue	113,082	111,969

Operating expenses
Property operating expenses	32,867	32,820
Real estate taxes	11,627	10,301
Net operating income	$68,588	$68,848

Net operating income - percentage change over prior year	-0.4%

Net operating income, excluding net termination fees & other	$67,909	$67,993

Net operating income, excluding net termination fees & other - percentage change over prior year	-0.1%

Net operating income	$68,588	$68,848
Straight line rents & other	(1,830)	(4,078)
Above/below market rent amortization	(346)	(459)
Amortization of tenant inducements	232	265
Non-cash ground rent	196	22
Cash - Net operating income	$66,840	$64,598

Cash - Net operating income - percentage change over prior year	3.5%

Cash - Net operating income, excluding net termination fees & other	$66,059	$63,517

Cash - Net operating income, excluding net termination fees & other - percentage change over prior year	4.0%

	Three Months Ended March 31,
	2019	2018
Net income:	$4,066	$44,705
Add/(deduct):
Interest income	(525)	(703)
Interest expense	20,357	19,533
Interest expense - amortization of deferred financing costs	666	627
Equity in loss of Real Estate Ventures	1,358	825
Net gain on real estate venture transactions	(259)	(37,263)
Net gain on sale of undepreciated real estate	(1,001)	(22)
Depreciation and amortization	51,980	43,291
General & administrative expenses	9,844	8,723
Income tax provision	29	138
Consolidated net operating income	86,515	79,854
Less: Net operating income of non-same store properties and elimination of non-property specific operations	(17,927)	(11,006)
Same store net operating income	$68,588	$68,848